2015-05-01, 14:09:52, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	TRANSGLOBE ENER	Issuer:	TransGlobe Ener	Security:	Common Sha

Transaction Number		2651178
Security designation		Common Shares
Opening balance of securities held		237200
Date of transaction		2015-04-30
Nature of transaction		38 – Redemption, retraction, cancellation, repurchase
Number or value or securities		370289
Acquired of
Unit price or exercise price		Currency

Closing balance of securities held	607489	Insider’s
		calculated
		balance
Filing date/time	2015-05-01
	14:06:42
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2015-05-01, 14:09:52, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	TRANSGLOBE ENER	Issuer:	TransGlobe Ener	Security:	Common Sha

Transaction Number		2651183
Security designation		Common Shares
Opening balance of securities held		607489
Date of transaction		2015-04-30
Nature of transaction		38 – Redemption, retraction, cancellation, repurchase
Number or value or securities		607489
Disposed of
Unit price or exercise price		Currency

Closing balance of securities held	0	Insider’s
		calculated
		balance
Filing date/time	2015-05-01
	14:09:45
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities